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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 Morgan Stanley
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                36-3145972
-----------------------------------------   ------------------------------------
(State of Incorporation or Organization)     (IRS Employer Identification no.)

    1585 Broadway, New York, New York                      10036
-----------------------------------------   ------------------------------------
(Address of Principal Executive Offices)                (Zip Code)


If this Form relates to the               If this Form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. |X|              check the following box. |_|


Securities Act registration statement file number to which this form relates:
333-83616

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                    Name of Each Exchange on Which
        to be so Registered                    Each Class is to be Registered
-----------------------------------------   ------------------------------------
Medium-Term Notes, Series C, 3% TRIGGERS(SM)   THE AMERICAN STOCK EXCHANGE
due August 30, 2003 (Based on the
Performance of the Common Stock of Cisco
Systems, Inc.)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
-------------------------------------------------------------------------------
                                (Title of Class)


===============================================================================

     Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, 3% TRIGGERS(SM) due August 30, 2003 Based on the Performance of the Common Stock of Cisco Systems, Inc." (the "TRIGGERS"). A description of the TRIGGERS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-83616) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated June 11, 2002 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the TRIGGERS contained in the pricing supplement dated July 11, 2002 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the TRIGGERS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the TRIGGERS.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Morgan Stanley
                                         (Registrant)


Date: July 11, 2002                      By: /s/ Martin M. Cohen
                                             ----------------------------------
                                             Martin M. Cohen
                                             Assistant Secretary and Counsel

                               INDEX TO EXHIBITS



Exhibit No.                                                            Page No.

4.1  Proposed form of Global Note evidencing the TRIGGERS                A-1

                             FIXED RATE SENIOR NOTE


REGISTERED                                                    REGISTERED
No. FXR                                                       U.S. $
                                                              CUSIP:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                 MORGAN STANLEY
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                  (Fixed Rate)

                         % TRIGGERS DUE AUGUST   , 2003
                        BASED ON THE PERFORMANCE OF THE
                      COMMON STOCK OF CISCO SYSTEMS, INC.

==================================================================================================================================
ORIGINAL ISSUE DATE:               INITIAL REDEMPTION                INTEREST RATE:    %               MATURITY DATE: See
                                      DATE: N/A                         per annum (equivalent to          "Maturity Date" below.
                                                                        $       per annum per
                                                                        TRIGGERS)
----------------------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL                   INITIAL REDEMPTION                INTEREST PAYMENT                  OPTIONAL
   DATE:                              PERCENTAGE: N/A                   DATE(S):                          REPAYMENT
                                                                                                          DATE(S): N/A
----------------------------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:                ANNUAL REDEMPTION                 INTEREST PAYMENT                  APPLICABILITY OF
   U.S. dollars                       PERCENTAGE                        PERIOD: Quarterly                 MODIFIED
                                      REDUCTION: N/A                                                      PAYMENT UPON
                                                                                                          ACCELERATION:
                                                                                                          See "Alternate
                                                                                                          Exchange Calculation
                                                                                                          in Case of an Event of
                                                                                                          Default" below.
----------------------------------------------------------------------------------------------------------------------------------
IF SPECIFIED                       REDEMPTION NOTICE                 APPLICABILITY OF                  If yes, state Issue Price:
   CURRENCY OTHER                     PERIOD: N/A                       ANNUAL INTEREST                   N/A
   THAN U.S.                                                            PAYMENTS: N/A
   DOLLARS, OPTION
   TO ELECT
   PAYMENT IN U.S.
   DOLLARS: N/A
----------------------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE                      TAX REDEMPTION                                                      ORIGINAL YIELD TO
   AGENT: N/A                      AND PAYMENT OF                                                      MATURITY: N/A
                                   ADDITIONAL
                                   AMOUNTS: No
----------------------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:                  IF YES, STATE INITIAL
   See below.                      OFFERING DATE: N/A
==================================================================================================================================


Issue Price...........................  $        per each $     principal amount
                                        of this TRIGGERS

Maturity Date.........................  August   , 2003, subject to extension in
                                        accordance with the following paragraph
                                        in the event of a Market Disruption
                                        Event on August   , 2003.

                                        If the Valuation Date is postponed due
                                        to a Market Disruption Event or
                                        otherwise, the Maturity Date shall be
                                        postponed so that the Maturity Date
                                        shall be the second scheduled Trading
                                        Day following the Valuation Date.

Valuation Date........................  August   , 2003; provided that if August
                                          , 2003 is not a Trading Day or if a
                                        Market Disruption Event occurs on such
                                        day, the Valuation Date shall be the
                                        immediately succeeding Trading Day on
                                        which no Market Disruption Event
                                        occurs.

                                        In the event that the Valuation Date
                                        and Maturity Date are postponed, the
                                        Issuer shall give notice of such
                                        postponement and, once it has been
                                        determined, of the date to which the
                                        Maturity Date has been rescheduled (i)
                                        to the holder of this TRIGGERS by
                                        mailing notice of such postponement by
                                        first class mail, postage prepaid, to
                                        the holder's last address as it shall
                                        appear upon the registry books, (ii) to
                                        the Trustee by telephone or facsimile
                                        confirmed by mailing such notice to the
                                        Trustee by first class mail, postage
                                        prepaid, at its New York office and
                                        (iii) to The Depository Trust Company
                                        (the "Depositary") by telephone or
                                        facsimile confirmed by mailing such
                                        notice to the Depositary by first class
                                        mail, postage prepaid. Any notice that
                                        is mailed in the manner herein provided
                                        shall be conclusively presumed to have
                                        been duly given, whether or not the
                                        holder of this TRIGGERS receives the
                                        notice. The Issuer shall give such
                                        notice as promptly as possible, and in
                                        no case later than (x) with respect to
                                        notice of postponement of the Valuation
                                        Date and Maturity Date, 10:30 a.m. on
                                        the Trading Day immediately following
                                        the scheduled Valuation Date, and (y)
                                        with respect to notice of the date to
                                        which the Maturity Date has been
                                        rescheduled, 10:30 a.m. on the Trading
                                        Day immediately following the actual
                                        Valuation Date

Denominations.........................  $      and integral multiples thereof

Trigger Level.........................  $       (     % of the Issue Price)

Target Return.........................  $       (     % of the Issue Price)

Maturity Price........................  Maturity Price means the product of (i)
                                        the Market Price of one share of common
                                        stock of Cisco Systems, Inc.

                                        ("Cisco Stock") and (ii) the Exchange
                                        Ratio, each as determined by the
                                        Calculation Agent as of the Valuation
                                        Date.

Exchange at Maturity..................  At maturity, upon delivery of this
                                        TRIGGERS to the Trustee, each $
                                        principal amount of this TRIGGERS shall
                                        be applied by the Issuer as payment for
                                        and the Issuer shall deliver a number
                                        of shares of Cisco Stock at the
                                        Exchange Ratio and any accrued but
                                        unpaid interest on the TRIGGERS;
                                        provided that if the Maturity Price is
                                        equal to or greater than the Trigger
                                        Level, the Issuer shall deliver for
                                        each $      principal amount of this
                                        TRIGGERS an amount of cash equal to the
                                        Target Return and any accrued but
                                        unpaid interest on the TRIGGERS in lieu
                                        of any shares of Cisco Stock.

                                        The amount of any Cisco Stock to be
                                        delivered at maturity shall be subject
                                        to any applicable adjustments (i) to
                                        the Exchange Ratio and (ii) in the
                                        Exchange Property, as defined in
                                        paragraph 5 under "Antidilution
                                        Adjustments" below, to be delivered
                                        instead of, or in addition to any such
                                        Cisco Stock as a result of any
                                        corporate event described under
                                        "Antidilution Adjustments" below, in
                                        each case, required to be made through
                                        the close of business on the third
                                        Trading Day prior to maturity.

                                        The Issuer shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee at its
                                        New York Office and to the Depositary,
                                        on which notice the Trustee and
                                        Depositary may conclusively rely, on or
                                        prior to 10:30 a.m. on the Trading Day
                                        immediately prior to maturity of this
                                        TRIGGERS, of the amount of Cisco Stock
                                        (or the amount of Exchange Property) or
                                        cash to be delivered with respect to
                                        each $      principal amount of this
                                        TRIGGERS and of the amount of any cash
                                        to be paid in lieu of any fractional
                                        share of Cisco Stock and (ii) deliver
                                        such shares of Cisco Stock (or Exchange
                                        Property) (and cash in respect of
                                        interest and any fractional shares of
                                        Cisco Stock) or such cash amount to the
                                        Trustee for delivery to the holders on
                                        the Maturity Date; provided that if the
                                        Maturity Date of this TRIGGERS is
                                        accelerated (x) because of the
                                        consummation of a Reorganization Event
                                        (as defined in paragraph 5 of
                                        "Antidilution Adjustments" below) where
                                        the Exchange Property consists only of
                                        cash
                                        or (y) because of an event described
                                        under "Alternate Exchange Calculation
                                        in Case of an Event of Default" or
                                        otherwise, the Issuer shall give notice
                                        of the amount of Cisco Stock and/or
                                        cash to be delivered upon such
                                        acceleration as promptly as possible,
                                        and in no case later than two Business
                                        Days following the deemed maturity
                                        date, (i) to the holder of this
                                        TRIGGERS by mailing notice of such
                                        acceleration by first class mail,
                                        postage prepaid, to the holder's last
                                        address as it shall appear upon the
                                        registry books, (ii) to the Trustee by
                                        telephone or facsimile confirmed by
                                        mailing such notice to the Trustee by
                                        first class mail, postage prepaid, at
                                        its New York office and (iii) to the
                                        Depositary by telephone or facsimile
                                        confirmed by mailing such notice to the
                                        Depositary by first class mail, postage
                                        prepaid. Any notice that is mailed in
                                        the manner herein provided shall be
                                        conclusively presumed to have been duly
                                        given, whether or not the holder of
                                        this TRIGGERS receives the notice. If
                                        the maturity of this TRIGGERS is
                                        accelerated in the manner described in
                                        the immediately preceding sentence, no
                                        interest on the amounts payable with
                                        respect to this TRIGGERS shall accrue
                                        for the period from and after such
                                        accelerated maturity date; provided
                                        that the Issuer has deposited with the
                                        Trustee on such accelerated maturity
                                        date the Cisco Stock, the Exchange
                                        Property or any cash due with respect
                                        to such acceleration.

                                        The Issuer shall, or shall cause the
                                        Calculation Agent to, deliver any such
                                        shares of Cisco Stock (or any Exchange
                                        Property) (and cash in respect of
                                        interest and any fractional share of
                                        Cisco Stock (or any Exchange Property))
                                        or such cash amount to the Trustee for
                                        delivery to the holder on the Maturity
                                        Date. References to payment "per
                                        TRIGGERS" refer to each $     principal
                                        amount of this TRIGGERS.

                                        If this TRIGGERS is not surrendered for
                                        exchange at maturity, it shall be
                                        deemed to be no longer Outstanding
                                        under, and as defined in, the Senior
                                        Indenture, except with respect to the
                                        holder's right to receive the Cisco
                                        Stock (and, if applicable, any Exchange
                                        Property) or cash due at maturity.

No Fractional Shares..................  If the holder of this TRIGGERS is to receive shares of Cisco Stock at
                                        maturity, then upon delivery of this

                                        TRIGGERS to the Trustee at maturity,
                                        the Issuer shall deliver the aggregate
                                        number of shares of Cisco Stock due
                                        with respect to this TRIGGERS, as
                                        described above, but the Issuer shall
                                        pay cash in lieu of delivering any
                                        fractional share of Cisco Stock in an
                                        amount equal to the corresponding
                                        fractional Market Price of such
                                        fraction of a share of Cisco Stock as
                                        determined by the Calculation Agent as
                                        of the Valuation Date.

Exchange Ratio........................  .5, subject to adjustment for certain corporate events relating to Cisco
                                        Systems, Inc. ("Cisco") described under
                                        "Antidilution Adjustments" below.

Market Price..........................  If Cisco Stock (or any other security for which a Market Price must be
                                        determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of Cisco
                                        Stock (or one unit of any such other
                                        security) on any Trading Day means (i)
                                        the last reported sale price, regular
                                        way, of the principal trading session
                                        on such day on the principal United
                                        States securities exchange registered
                                        under the Securities Exchange Act of
                                        1934, as amended (the "Exchange Act"),
                                        on which Cisco Stock (or any such other
                                        security) is listed or admitted to
                                        trading (which may be the Nasdaq
                                        National Market if it is then a
                                        national securities exchange) or (ii)
                                        if not listed or admitted to trading on
                                        any such securities exchange or if such
                                        last reported sale price is not
                                        obtainable (even if Cisco Stock (or any
                                        such other security) is listed or
                                        admitted to trading on such securities
                                        exchange), the last reported sale price
                                        of the principal trading session on the
                                        over-the-counter market as reported on
                                        the Nasdaq National Market (if it is
                                        not then a national securities
                                        exchange) or OTC Bulletin Board on such
                                        day. If the last reported sale price of
                                        the principal trading session is not
                                        available pursuant to clause (i) or
                                        (ii) of the preceding sentence because
                                        of a Market Disruption Event or
                                        otherwise, the Market Price for any
                                        Trading Day shall be the mean, as
                                        determined by the Calculation Agent, of
                                        the bid prices for Cisco Stock (or any
                                        such other security) obtained from as
                                        many dealers in such security, but not
                                        exceeding three, as will make such bid
                                        prices available to the Calculation
                                        Agent. Bids of Morgan Stanley & Co.

                                        Incorporated ("MS & Co.") or any of its
                                        affiliates may be included in the
                                        calculation of such mean, but only to
                                        the extent that any such bid is the
                                        highest of the bids obtained. A
                                        "security of the Nasdaq National
                                        Market" shall include a security
                                        included in any successor to such
                                        system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the American
                                        Stock Exchange LLC, the Nasdaq National
                                        Market, the Chicago Mercantile Exchange
                                        and the Chicago Board of Options
                                        Exchange and in the over-the-counter
                                        market for equity securities in the
                                        United States.

Acceleration Event....................  If on any date the product of the
                                        Market Price per share of Cisco Stock
                                        and the Exchange Ratio is less than
                                        $2.00, as determined by the Calculation
                                        Agent, the maturity date of this
                                        TRIGGERS shall be deemed to be
                                        accelerated as of such date, and each
                                        $     principal amount of this TRIGGERS
                                        shall be applied by the Issuer as
                                        payment for a number of shares of Cisco
                                        Stock at the then current Exchange
                                        Ratio, and the Issuer shall deliver, on
                                        the third Business Day following the
                                        date of acceleration, with respect to
                                        each $     principal amount of this
                                        TRIGGERS, a number of shares of Cisco
                                        Stock equal to the Exchange Ratio, plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration. See
                                        also "Antidilution Adjustments" below.

Calculation Agent.....................  MS & Co. and its successors.

                                        All determinations made by the
                                        Calculation Agent shall be at the sole
                                        discretion of the Calculation Agent and
                                        shall, in the absence of manifest
                                        error, be conclusive for all purposes
                                        and binding on the holder of this
                                        TRIGGERS and on the Issuer.

                                        All calculations with respect to the
                                        Exchange Ratio for the TRIGGERS shall
                                        be rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        and all dollar amounts paid at maturity
                                        on the aggregate
                                        number of TRIGGERS shall be rounded to
                                        the nearest cent, with one-half cent
                                        rounded upward.

Antidilution Adjustments..............  The Exchange Ratio shall be adjusted as follows:

                                        1. If Cisco Stock is subject to a stock
                                        split or reverse stock split, then once
                                        such split has become effective, the
                                        Exchange Ratio shall be adjusted to
                                        equal the product of the prior Exchange
                                        Ratio and the number of shares issued
                                        in such stock split or reverse stock
                                        split with respect to one share of
                                        Cisco Stock.

                                        2. If Cisco Stock is subject (i) to a
                                        stock dividend (issuance of additional
                                        shares of Cisco Stock) that is given
                                        ratably to all holders of shares of
                                        Cisco Stock or (ii) to a distribution
                                        of Cisco Stock as a result of the
                                        triggering of any provision of the
                                        corporate charter of Cisco, then once
                                        the dividend has become effective and
                                        Cisco Stock is trading ex-dividend, the
                                        Exchange Ratio shall be adjusted so
                                        that the new Exchange Ratio shall equal
                                        the prior Exchange Ratio plus the
                                        product of (i) the number of shares
                                        issued with respect to one share of
                                        Cisco Stock and (ii) the prior Exchange
                                        Ratio.

                                        3. There shall be no adjustments to the
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to Cisco Stock other than
                                        distributions described in clauses (i),
                                        (iv) and (v) of paragraph 5 below and
                                        Extraordinary Dividends as described
                                        below. A cash dividend or other
                                        distribution with respect to Cisco
                                        Stock shall be deemed to be an
                                        "Extraordinary Dividend" if such
                                        dividend or other distribution exceeds
                                        the immediately preceding
                                        non-Extraordinary Dividend for Cisco
                                        Stock by an amount equal to at least
                                        10% of the Market Price of Cisco Stock
                                        (as adjusted for any subsequent
                                        corporate event requiring an adjustment
                                        hereunder, such as a stock split or
                                        reverse stock split) on the Trading Day
                                        preceding the ex-dividend date for the
                                        payment of such Extraordinary Dividend
                                        (the "ex-dividend date"). If an
                                        Extraordinary Dividend occurs with
                                        respect to Cisco Stock, the Exchange
                                        Ratio with respect to Cisco Stock shall
                                        be adjusted on the ex-dividend date
                                        with respect to such Extraordinary
                                        Dividend so that the new Exchange Ratio
                                        shall equal the product of (i) the then
                                        current Exchange Ratio and (ii) a
                                        fraction, the numerator of which is the
                                        Market Price on the Trading Day
                                        preceding the ex-dividend date, and the
                                        denominator of which is the amount by
                                        which the Market Price on the Trading
                                        Day preceding the ex-dividend date
                                        exceeds the Extraordinary Dividend
                                        Amount. The "Extraordinary Dividend
                                        Amount" with respect to an
                                        Extraordinary Dividend for Cisco Stock
                                        shall equal (i) in the case of cash
                                        dividends or other distributions that
                                        constitute regular dividends, the
                                        amount per share of such Extraordinary
                                        Dividend minus the amount per share of
                                        the immediately preceding
                                        non-Extraordinary Dividend for Cisco
                                        Stock or (ii) in the case of cash
                                        dividends or other distributions that
                                        do not constitute regular dividends,
                                        the amount per share of such
                                        Extraordinary Dividend. To the extent
                                        an Extraordinary Dividend is not paid
                                        in cash, the value of the non-cash
                                        component shall be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on
                                        Cisco Stock described in clause (i),
                                        (iv) or (v) of paragraph 5 below that
                                        also constitutes an Extraordinary
                                        Dividend shall cause an adjustment to
                                        the Exchange Ratio pursuant only to
                                        clause (i), (iv) or (v) of paragraph 5,
                                        as applicable.

                                        4. If Cisco issues rights or warrants
                                        to all holders of Cisco Stock to
                                        subscribe for or purchase Cisco Stock
                                        at an exercise price per share less
                                        than the Market Price of Cisco Stock on
                                        both (i) the date the exercise price of
                                        such rights or warrants is determined
                                        and (ii) the expiration date of such
                                        rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of this
                                        TRIGGERS, then the Exchange Ratio shall
                                        be adjusted to equal the product of the
                                        prior Exchange Ratio and a fraction,
                                        the numerator of which shall be the
                                        number of shares of Cisco Stock
                                        outstanding immediately prior to the
                                        issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Cisco Stock offered for subscription or
                                        purchase pursuant to such rights or
                                        warrants and the denominator of which
                                        shall be the number of shares of Cisco
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Cisco Stock which the aggregate
                                        offering price of the total number of
                                        shares of Cisco Stock so offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants would purchase
                                        at the Market Price on the
                                        expiration date of such rights or
                                        warrants, which shall be determined by
                                        multiplying such total number of shares
                                        offered by the exercise price of such
                                        rights or warrants and dividing the
                                        product so obtained by such Market
                                        Price.

                                        5. If (i) there occurs any
                                        reclassification or change of Cisco
                                        Stock, including, without limitation,
                                        as a result of the issuance of any
                                        tracking stock by Cisco, (ii) Cisco or
                                        any surviving entity or subsequent
                                        surviving entity of Cisco (a "Cisco
                                        Successor") has been subject to a
                                        merger, combination or consolidation
                                        and is not the surviving entity, (iii)
                                        any statutory exchange of securities of
                                        Cisco or any Cisco Successor with
                                        another corporation occurs (other than
                                        pursuant to clause (ii) above), (iv)
                                        Cisco is liquidated, (v) Cisco issues
                                        to all of its shareholders equity
                                        securities of an issuer other than
                                        Cisco (other than in a transaction
                                        described in clause (ii), (iii) or (iv)
                                        above) (a "Spin-off Event") or (vi) a
                                        tender or exchange offer or
                                        going-private transaction is
                                        consummated for all the outstanding
                                        shares of Cisco Stock (any such event
                                        in clauses (i) through (vi), a
                                        "Reorganization Event"), the method of
                                        determining the amount payable upon
                                        exchange at maturity for this TRIGGERS
                                        shall be adjusted to provide that the
                                        holder of this TRIGGERS shall receive
                                        at maturity, in respect of each $
                                        principal amount of this TRIGGERS,
                                        securities, cash or any other assets
                                        distributed to holders of Cisco Stock
                                        in or as a result of any such
                                        Reorganization Event, including (i) in
                                        the case of the issuance of tracking
                                        stock, the reclassified share of Cisco
                                        Stock, (ii) in the case of a Spin-off
                                        Event, the share of Cisco Stock with
                                        respect to which the spun- off security
                                        was issued, and (iii) in the case of
                                        any other Reorganization Event where
                                        Cisco Stock continues to be held by the
                                        holders receiving such distribution,
                                        the Cisco Stock (collectively, the
                                        "Exchange Property"), in an amount with
                                        a value equal to the product of the
                                        then current Exchange Ratio and the
                                        Transaction Value (as defined below);
                                        provided, however, that if the product
                                        of the then current Exchange Ratio and
                                        the Transaction Value is equal to or
                                        greater than the Trigger Level, the
                                        holder of this TRIGGERS shall receive
                                        an amount of cash equal to the Target
                                        Return in lieu of any Exchange
                                        Property. In addition, following a
                                        Reorganization Event, the method of
                                        determining the Maturity Price shall be
                                        adjusted so that the Maturity Price
                                        shall mean the Transaction Value as of
                                        the Valuation Date. Notwithstanding the
                                        above, if the Exchange Property
                                        received in any such Reorganization
                                        Event consists only of cash, the
                                        maturity date of this TRIGGERS shall be
                                        deemed to be accelerated to the date on
                                        which such cash is distributed to
                                        holders of Cisco Stock and the holder
                                        of this TRIGGERS shall receive promptly
                                        following the date of acceleration in
                                        lieu of any Cisco Stock and as
                                        liquidated damages in full satisfaction
                                        of the Issuer's obligations under this
                                        TRIGGERS an amount of cash equal to the
                                        product of (i) the Transaction Value as
                                        of such date and (ii) the then current
                                        Exchange Ratio or, if such product is
                                        equal to or greater than the Trigger
                                        Level, the Target Return, in each case
                                        plus accrued but unpaid interest to but
                                        excluding the date of acceleration. If
                                        Exchange Property consists of more than
                                        one type of property, the holder of
                                        this TRIGGERS shall receive at maturity
                                        a pro rata share of each such type of
                                        Exchange Property. If Exchange Property
                                        includes a cash component, the holder
                                        of this TRIGGERS shall not receive any
                                        interest accrued on such cash
                                        component. "Transaction Value" at any
                                        date means (i) for any cash received in
                                        any such Reorganization Event, the
                                        amount of cash received per share of
                                        Cisco Stock, as adjusted by the
                                        Exchange Ratio at the time of such
                                        Reorganization Event, (ii) for any
                                        property other than cash or securities
                                        received in any such Reorganization
                                        Event, the market value, as determined
                                        by the Calculation Agent, as of the
                                        date of receipt, of such Exchange
                                        Property received for each share of
                                        Cisco Stock, as adjusted by the
                                        Exchange Ratio at the time of such
                                        Reorganization Event, and (iii) for any
                                        security received in any such
                                        Reorganization Event, an amount equal
                                        to the Market Price, as of the date on
                                        which the Transaction Value is
                                        determined, per share of such security
                                        multiplied by the quantity of such
                                        security received for each share of
                                        Cisco Stock, as adjusted by the
                                        Exchange Ratio at the time of such
                                        Reorganization Event. In the event
                                        Exchange Property consists of
                                        securities, those securities shall, in
                                        turn, be subject to the antidilution
                                        adjustments set forth in paragraphs 1
                                        through 5.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going- private
                                        transaction). In the event of a tender
                                        or exchange offer or a going-private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        No adjustment to the Exchange Ratio
                                        shall be required unless such
                                        adjustment would require a change of at
                                        least 0.1% in the Exchange Ratio then
                                        in effect. The Exchange Ratio resulting
                                        from any of the adjustments specified
                                        above shall be rounded to the nearest
                                        one hundred- thousandth, with five
                                        one-millionths rounded upward.
                                        Adjustments to the Exchange Ratio shall
                                        be made up to the close of business on
                                        the third Trading Day prior to the
                                        Maturity Date.

                                        No adjustments to the Exchange Ratio or
                                        method of calculating the Exchange
                                        Ratio shall be made other than those
                                        specified above. The adjustments
                                        specified above do not cover all events
                                        that could affect the Market Price of
                                        Cisco Stock, including, without
                                        limitation, a partial tender or
                                        exchange offer for Cisco Stock.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio or the method of
                                        calculating the Exchange Ratio and of
                                        any related determinations and
                                        calculations with respect to any
                                        distributions of stock, other
                                        securities or other property or assets
                                        (including cash) in connection with any
                                        corporate event described in paragraph
                                        5 above, and its determinations and
                                        calculations with respect thereto shall
                                        be conclusive in the absence of
                                        manifest error.

                                        The Calculation Agent shall provide
                                        information as to any adjustments to
                                        the Exchange Ratio or to the method of
                                        calculating the amount payable upon
                                        exchange at maturity
                                        of the TRIGGERS in accordance with
                                        paragraph 5 above upon written request
                                        by any holder of this TRIGGERS.

Market Disruption Event...............  "Market Disruption Event" means, with respect to Cisco Stock (and any other
                                        security that may be included as
                                        Exchange Property):

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            Cisco Stock (or any such other
                                            security) on the primary market for
                                            Cisco Stock (or any such other
                                            security) for more than two hours
                                            of trading or during the one-half
                                            hour period preceding the close of
                                            the principal trading session in
                                            such market; or a breakdown or
                                            failure in the price and trade
                                            reporting systems of the primary
                                            market for Cisco Stock (or any such
                                            other security) as a result of
                                            which the reported trading prices
                                            for Cisco Stock (or any such other
                                            security) during the last one-half
                                            hour preceding the close of the
                                            principal trading session in such
                                            market are materially inaccurate;
                                            or the suspension, absence or
                                            material limitation of trading on
                                            the primary market for trading in
                                            options contracts related to Cisco
                                            Stock (or any such other security),
                                            if available, during the one-half
                                            hour period preceding the close of
                                            the principal trading session in
                                            the applicable market, in each case
                                            as determined by the Calculation
                                            Agent in its sole discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of the
                                            Issuer or any of its affiliates to
                                            unwind or adjust all or a material
                                            portion of the hedge with respect
                                            to the TRIGGERS.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading shall not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract shall not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory
                                        organization or the Securities and
                                        Exchange Commission of scope similar to
                                        NYSE Rule 80A as determined by the
                                        Calculation Agent) on trading during
                                        significant market fluctuations shall
                                        constitute a suspension, absence or
                                        material limitation of trading, (4) a
                                        suspension of trading in options
                                        contracts on Cisco Stock (or any such
                                        other security) by the primary
                                        securities market trading in such
                                        options, if available, by reason of (x)
                                        a price change exceeding limits set by
                                        such securities exchange or market, (y)
                                        an imbalance of orders relating to such
                                        contracts or (z) a disparity in bid and
                                        ask quotes relating to such contracts
                                        shall constitute a suspension, absence
                                        or material limitation of trading in
                                        options contracts related to Cisco
                                        Stock (or any such other security) and
                                        (5) a suspension, absence or material
                                        limitation of trading on the primary
                                        securities market on which options
                                        contracts related to Cisco Stock (or
                                        any such other security) are traded
                                        shall not include any time when such
                                        securities market is itself closed for
                                        trading under ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default........  In case an event of default with respect to the TRIGGERS shall have
                                        occurred and be continuing, the amount
                                        declared due and payable per each $
                                        principal amount of this TRIGGERS upon
                                        any acceleration of this TRIGGERS shall
                                        be determined by the Calculation Agent
                                        and shall be an amount in cash equal to
                                        the product of (i) the Market Price of
                                        Cisco Stock (and any Exchange Property)
                                        as of the date of such acceleration and
                                        (ii) the then current Exchange Ratio
                                        or, if such product is equal to or
                                        greater than the Trigger Level, the
                                        Target Return, in each case plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration.

Treatment of TRIGGERS for
United States Federal
Income Tax Purposes...................  The Issuer, by its sale of this
                                        TRIGGERS, and the holder of this
                                        TRIGGERS (and any successor holder of
                                        this TRIGGERS), by its respective
                                        purchase hereof, agree (in the absence
                                        of an administrative determination or
                                        judicial ruling to the contrary) to
                                        characterize each $     principal amount
                                        of this TRIGGERS for all tax purposes
                                        as an investment unit consisting of (A)
                                        a financial contract (the "Financial
                                        Contract") with respect to Cisco Stock
                                        pursuant to which the holder of this
                                        TRIGGERS is required to pay the Issuer
                                        $       on the Maturity Date (the
                                        "Contract Price") and which (1)
                                        requires the Issuer to deliver Cisco
                                        Stock at maturity if the market price
                                        of a number of shares of Cisco Stock
                                        equal to the Exchange Ratio on the
                                        Valuation Date is less than the Trigger
                                        Level and (2) otherwise requires the
                                        Issuer to pay the holder an amount of
                                        cash equal to the Target Return and (B)
                                        a deposit (the "Deposit") with the
                                        Issuer of a fixed amount of cash, equal
                                        to the Issue Price per each $
                                        principal amount of this TRIGGERS, to
                                        secure the holder's obligation to pay
                                        the Issuer the Contract Price pursuant
                                        to the Financial Contract, which
                                        Deposit bears an annual yield of   % per
                                        annum.

     Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.), a Delaware corporation (together with its successors and assigns, the "Issuer"),
for value received, hereby promises to pay to           , or registered
assignees, the amount of Cisco Stock (or other Exchange Property) or cash, as determined in accordance with the provisions set forth under "Exchange at Maturity" above, due with respect to the principal sum of U.S.$
(UNITED STATES DOLLARS               ), on the Maturity Date specified above
(except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S.

dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                   MORGAN STANLEY


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes referred
  to in the within-mentioned
  Senior Indenture.

JPMORGAN CHASE BANK,
  as Trustee


By:
   ----------------------------------
    Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this
Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal

Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts (as defined below) with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee
(i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on face hereof, which date and the applicable redemption price will be specified in the notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

          (a) any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the agreement reached in the ECOFIN Council meeting of 13 December 2001 or any law implementing or complying with, or introduced in order to conform to, such Directive; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall Additional Amounts be paid with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings implementing the agreement reached in the ECOFIN Council meeting of 13 December 2001 or any law implementing or complying with, or introduced in order to conform to, such Directive is introduced and a Paying Agent has been designated within the European Union, the Issuer will maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or law.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common


     UNIF GIFT MIN ACT - ____________________ Custodian _______________________
                                (Minor)                         (Cust)

     Under Uniform Gifts to Minors Act ____________________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                             ----------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


---------------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.



Dated:
      ------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
_____________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): _____________.


Dated:
      ----------------------------------    -----------------------------------
                                            NOTICE: The signature on this
                                            Option to Elect Repayment must
                                            correspond with the name as written
                                            upon the face of the within
                                            instrument in every particular
                                            without alteration or enlargement.